UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2015

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
DIP Credit Agreement
On June 25, 2015 (the “Petition Date”), Molycorp, Inc. (the “Company”), certain of its direct and indirect wholly owned domestic subsidiaries and certain of its foreign subsidiaries in Canada, Barbados and Luxembourg (collectively with the Company, the “Debtors”) each commenced a case (collectively, the “Chapter 11 Cases”) by filing a voluntary petition (collectively, the “Petitions”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors-in-possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Company’s operating subsidiaries in Hong Kong, China, Thailand, Sri Lanka, Japan, Korea, Germany, United Kingdom, Estonia and Singapore are not Debtors under the Chapter 11 Cases. In addition, the Company’s majority owned joint venture in Quapaw, Oklahoma, is not a Debtor under the Chapter 11 Cases.
In connection with the bankruptcy filing, on July 2, 2015, the Court entered an order (the “Interim Order”) authorizing the Company to enter into a debtor-in-possession financing on an interim basis and borrow up to $21,978,022 (less 7% of original issue discount (“OID”) payable in connection with that borrowing). The Interim Order also authorized certain of the Company’s subsidiaries in Thailand, Singapore and Hong Kong to enter into guarantees with respect to the obligations of the Company under such interim debtor-in-possession financing.
On July 20, 2015, the Company executed a Secured Superpriority Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”), among the Company, as borrower, the lenders party thereto from time to time (the “Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent (the “Administrative Agent”). The DIP Credit Agreement became effective on July 24, 2015 upon the entry by the Court of a final order authorizing the transactions thereunder (the “Final Order”)
The DIP Credit Agreement provides for credit facilities in an aggregate principal amount (before deducting any OID) of up to $135,416,667 (including an OID of 4%), of which $21,978,022 (including an OID of 7%) has already been provided to the Company on an interim basis pursuant to the Interim Order. The additional $113,438,645 (including an OID of 3.03%) has been funded into a disbursement account controlled by the Administrative Agent pursuant to the Final Order and will be made available to the Company subject to certain conditions precedent.
The scheduled maturity under the DIP Credit Agreement (the “Maturity Date”) is the earlier of (i) the date that all Loans (as defined in the DIP Credit Agreement) shall become due and payable in full under the DIP Credit Agreement, whether by acceleration or otherwise, and (ii) January 31, 2016.
Molycorp Luxembourg Holdings S.à r.l., a company organized and existing under the laws of Luxembourg, MCP Exchangeco Inc., a corporation organized and existing under the laws of British Columbia, Canada and MCP Callco ULC, an unlimited liability company organized and existing under the laws of British Columbia, Canada are guarantors (the “Guarantors”) of the obligations incurred by the Company under the DIP Credit Agreement and will have the payment priority specified in the Final Order.
The DIP Credit Agreement is secured by a lien having the priority set forth in the Final Order on substantially all of the existing and after acquired assets of the Company and the Guarantors and certain limited additional collateral, subject to certain limited exceptions and to the terms and conditions set forth in the Final Order and in the security documentation. In addition, certain of the Company’s direct and indirect foreign non-Debtor subsidiaries entered into negative pledges that prohibit such non-Debtor subsidiaries and their respective Subsidiaries (as defined in the DIP Credit Agreement) from incurring Indebtedness (as defined in the DIP Credit Agreement) or granting Liens (as defined in the DIP Credit Agreement), except pursuant to certain limited exceptions set forth in the DIP Credit Agreement.
Borrowings under the DIP Credit Agreement are subject to a combination of pay-in-kind (“PIK”) interest that will accrue at a rate of 7.00% per annum and cash interest that will accrue on the Loans at a rate of 7.00% per annum. Any default interest will accrue at an additional 2.00% per annum and will be payable in cash.

The DIP Credit Agreement includes covenants that, subject to certain exceptions, limit the ability of the Company, the Guarantors and their subsidiaries to, among other things, (i) make any disbursement not contemplated by the budget (subject to an agreed permitted variance over budget on certain items), (ii) incur additional debt, including guarantees, (iii) make acquisitions, loans or investments, (iv) pay dividends on capital stock, redeem or repurchase capital stock, or pay any subordinated obligations, (v) create liens on its property, (vi) change the nature of their business or their accounting policies, (vii) dispose of assets, (viii) amend or terminate certain material agreements, (ix) engage in transactions with affiliates, (x) engage in sale and leaseback transactions, or (xi) consolidate or merge with or into other companies or sell all or substantially all their assets.
The DIP Credit Agreement also contains customary events of default, the occurrence of which could result in the acceleration of the Company’s obligation to repay the outstanding indebtedness under the DIP Credit Agreement, and requires the Company to satisfy, among others, the following milestones:

•
the Debtors (as defined in the DIP Credit Agreement) shall prepare and submit to the Administrative Agent a plan, in form and substance acceptable to the Requisite Lenders (as defined in the DIP Credit Agreement) in their reasonable discretion (the “Limited Operations Plan”), to operate the Mountain Pass Facility (as defined in the DIP Credit Agreement) on a limited basis in a manner acceptable to the Requisite Lenders in their reasonable discretion by no later than August 20, 2015;

•
the Debtors shall begin implementing the Limited Operations Plan as soon as practicable, but no later than September 1, 2015, with such extensions as agreed to by the Requisite Lenders in order to comply with applicable laws; and

•	The Debtors shall complete the implementation of the Limited Operations Plan by October 20, 2015.
Upon the occurrence of an event of default, the Debtors shall promptly (i) conduct a sale, pursuant to section 363 of the Bankruptcy Code, of assets of the Debtors, to ensure that the proceeds of such sale will (in the Debtors’ good faith belief) be sufficient to allow for the repayment of all Obligations (as defined in the DIP Credit Agreement) in full in cash, which may be accomplished by one or a series of transactions to a single or multiple purchasers, and (ii) file and diligently prosecute a motion (in consultation with the Requisite Lenders) seeking approval of procedures and a form of purchase agreement in connection with such sale, pursuant to the terms and subject to the conditions set forth in the DIP Credit Agreement.
The foregoing description of the DIP Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, a copy of which is filed on Exhibit 10.1 hereto and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 20, 2015, the Company entered into the DIP Credit Agreement, which became effective on July 24, 2015 upon the entry of the Court of a final order authorizing the transactions thereunder. The information provided in Item 1.01 above related to the DIP Credit Agreement is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits
Exhibit Number    Description

10.1
Superpriority Secured Term Loan Debtor-In-Possession Credit Agreement, dated as of July 20, 2015, by and among Molycorp, Inc., as borrower, the lenders party thereto from time to time, and Wilmington Trust, National Association, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Michael F. Doolan
		Name:	Michael F. Doolan
		Title:	Executive Vice President and Chief Financial Officer

Date: July 30, 2015

Exhibit Index
Exhibit Number    Description

10.1
Superpriority Secured Term Loan Debtor-In-Possession Credit Agreement, dated as of July 20, 2015, by and among Molycorp, Inc., as borrower, the lenders party thereto from time to time, and Wilmington Trust, National Association, as administrative agent and collateral agent.